Exhibit 10.1
CONSULTING AGREEMENT
THIS AGREEMENT is entered into effective as of June 30, 2010 (the “Effective Date”) between William S. Shanahan (“Shanahan”) and Life Technologies Corporation, a Delaware corporation (“Company”).
Shanahan has served as a member of the Board of Directors of Company since December 16, 2008. Shanahan has retired from his position as a director of Company as of June 30, 2010. Company desires to retain the services of Shanahan as a consultant so that Shanahan’s knowledge and expertise concerning the operations of Company and his extensive experience in the consumer products business will continue to be available to Company management. Shanahan is willing to provide such services upon the terms and subject to the conditions of this Agreement.
The parties agree as follows:
1. Shanahan agrees to provide consulting services to Company at such times as may be mutually agreed to by Shanahan and Company for a term (“Term”) commencing on the Effective Date and continuing until the first anniversary of the Effective Date. The Company shall give Shanahan reasonable advance notice of any request for services hereunder. The Company acknowledges that the Services will be rendered on a non-exclusive basis and that Shanahan may be engaged during the Term in other business activities that may require Shanahan’s time. Shanahan shall not be required to render Services hereunder for any fixed or minimum number of hours and/or days during the Term. Shanahan shall not be required to report to the Company on any regular or periodic basis to render services hereunder, which may be rendered from Shanahan’s offices, home or elsewhere, or by telephone or electronic mail.
2. In consideration of Shanahan’s agreement to provide consulting services as provided in this Agreement, any of Shanahan’s restricted stock units that are unvested as of the Effective Date shall continue to vest during the Term. In addition, Company shall reimburse Shanahan for reasonable out-of-pocket expenses incurred by Shanahan in performing consulting services requested under this Agreement provided that Shanahan submits appropriate documentation of such expenses to Company.
3. In performing services hereunder, Shanahan shall not use any information or materials in which Shanahan or any third party claims a proprietary interest without the express prior written consent of Company. Shanahan shall indemnify, defend, and hold Company and its subsidiaries and their respective affiliates, partners, directors, officers, employees, and agents (but only in their capacities as such) harmless from and against any and all losses, liabilities, claims, damages, fines, penalties, settlements, judgments, costs, and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) arising out of or in connection with a claim by any third party unrelated to the Company that the use of any such information or materials by Company or its subsidiaries (a) infringes a patent, copyright, trademark, trade name, service mark, or similar proprietary right; (b) constitutes misuse or misappropriation of any confidential or proprietary information or trade secret; or (c) violates any other rights of a third party. Company and its subsidiaries shall have the right to participate in such defense and negotiations to the extent of its potential liabilities and responsibilities.

4. Company shall indemnify, defend, and hold Shanahan harmless from and against any and all Losses arising out of or in connection with the performance by Shanahan of his services under this Agreement, except for (a) such Losses arising out of or in connection with the gross negligence, recklessness, intentional misconduct, or a knowing violation of law by Shanahan and (b) such Losses for which Shanahan is required to indemnify Company pursuant to this Agreement.
5. During the Term and thereafter, Shanahan agrees to keep confidential all non-public information received or obtained by Shanahan from Company or its subsidiaries, including without limitation information concerning the financial condition or results of operation, customers, suppliers, processes, business and marketing plans, pricing, purchases, products, and personnel of Company or its subsidiaries. Shanahan shall not use or disclose such non-public information except as authorized in writing by Company. Upon expiration or termination of this Agreement, Shanahan shall promptly return to Company all copies (in whatever form) of confidential information in Shanahan’s possession and, at Company’s request, shall execute and deliver to Company written confirmation that Shanahan has complied with this requirement.
6. During the Term and thereafter, Shanahan, individually or in a capacity as a representative of another entity, shall not hire or solicit any existing or former employee of Company or its subsidiaries to terminate his employment with Company or its subsidiaries (an employee of Company or it subsidiaries shall cease to be considered a former employee if his employment with Company or its subsidiaries terminated more than 6 months prior to the conduct in question).
7. Shanahan shall be an independent contractor and not an agent or employee of Company or its subsidiaries. Shanahan hereby expressly waives for himself and his successors and assigns any and all claims to receive any benefits under benefit plans of Company or its subsidiaries, including, without limitation, vacation, disability, life insurance, bonus, leave, pension and annuity, accidental death and dismemberment, hospital, surgical, or medical benefits.
8. Company shall not make deductions from any payments to Shanahan hereunder for withholding or other taxes, unless otherwise required to do so by law or governmental regulation. Shanahan shall be responsible for and shall withhold or pay any federal, state, or local tax with respect to compensation, wages, or other remuneration received by Shanahan for any services performed pursuant to this Agreement and shall indemnify, defend, and hold Company and its subsidiaries and their respective affiliates, partners, directors, officers, employees, and agents harmless from and against all such taxes which Shanahan is responsible to pay and shall comply with all governmental regulations with respect thereto, including the filing of all necessary reports and returns.
9. Shanahan agrees not to trade, and not to allow any of his representatives to trade, in Company’s securities when he is prohibited from trading in Company’s securities under applicable securities laws. Company shall cooperate with Shanahan in the filing of documents required by the Securities and Exchange Commission relating to his retirement as a member of the Board of Directors of Company and/or the sale of Company securities made in accordance with this paragraph 9.

10. This Agreement shall not be assigned by Shanahan nor shall Shanahan subcontract any services to be performed under this Agreement without Company’s prior written consent.
11. Any notice required hereunder shall be hand delivered or be sent by U.S. Certified Mail, Return Receipt Requested to the parties as follows:
Life Technologies Corporation
Attn: John A. Cottingham
5791 Van Allen Way
Carlsbad, California 92008
William S. Shanahan
5 Conant Place
Darien, CT 06820
12. This Agreement shall be governed by the laws of the State of Delaware without regard to the conflicts of law provisions thereof. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be terminated by the Company or modified by the parties, and no waiver of this Agreement shall be binding upon either party unless made in writing and signed by both parties and no failure or delay in enforcing any right shall be deemed a waiver. This Agreement shall be construed as to its fair meaning and not strictly for or against either party.
[Signature page follows.]

The parties have executed this Agreement on June 29, 2010 to be effective on the Effective Date.

LIFE TECHNOLOGIES CORPORATION
By:	/s/John A. Cottingham
John A. Cottingham
Chief Legal Officer and Secretary

SHANAHAN
/s/ William S. Shanahan
William S. Shanahan

4